August 30, 1996

Mr. Reg Tiessen
915 Falcon Blvd.
Burlington, Ontario
L7T 3B5

Dear Reg:

This will confirm our offer of employment as Chief Financial Officer.

In the above capacity you will receive the following remuneration:

*    salary of $125,000.00 per annum
*    $600 per month car allowance
* $25,000.00 bonus per annum 1/3 based on achieving an earnings per share corporate goal, the remainder on achieving personal objectives (to be set)
* 20,000 shares option vested over three years; 50% in second year, the remainder in the third year (future options to be awarded at Board's discretion)
*    matching existing pension plan (2% of annual salary)
*    three week annual vacation
*    $10,000.00 moving allowance
*    Immediate eligibility for participation in Corporate benefit program.

I would appreciate if you would return a signed copy of this offer letter indicating your acceptance and advising us of the earliest date you can join us.

I look forward to having you on board as soon as possible as is professionally possible. I'm sure our relationship will be long and mutually rewarding.

Yours truly,



Henry Kalisky
Chief Executive Officer
SIDUS SYSTEMS INC.